NORMAN A. ELIOT & CO.
                   Certified Public Accountants

Norman A. Eliot, C.P.A.             9400 South Dadeland Boulevard
Florence L. Krantz, C.P.A.          Miami, Florida 33156
John Blumenthal, C.P.A.             Phone: (305) 670-4444
                                    Fax: (305) 670-0105


                                May 7, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Jetborne International, Inc.
    (Commission File #0-16039)

Gentlepeople:

We were previously principal accountants and independent auditors for Jetborne International, Inc. (the "Company) and resigned on February 27, 1998 prior to issuing our Independent Auditor's Report on the Company financial statements at April 30, 1996 and April 30, 1997.

Subsequently, on April 9, 1998, we were re-engaged to complete our audit and issue our Independent Auditor's Report on the financial statements at April 30, 1996; we were not re-engaged for the subsequent periods. Our Independent Auditor's Report was issued under the date of August 16, 1996, extended October 14, 1997, as to certain matters that took place during December 1996, March, 1997 and September 1997 and as described in Note 16.

We have read Jetborne's statements included under item 4 of its Form 8-K dated April 9, 1998 and April 13, 1998 and we do not agree with several of the statements as noted below:

1.  Form 8-K April 9, 1998:

    A. The 5th paragraph of item 4 states "During the two most recent fiscal years and the subsequent interim period preceding the Auditor's resignation and/or dismissal, there were not disagreements with the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of the Auditor would have caused it to make a reference in connection with its report. The Registrant has authorized Norman A. Eliot & Co. to respond fully to the inquiries of its successor accountant concerning any matter without limitation of any sort".

          We disagree with the aforementioned statement as there were disagreements primarily revolving around a scope limitation, imposed by the Company, on auditing procedures that were established by this firm in connection with an inventory purchase from a subsidiary of Rada Electronics Industries Limited (the Company's present parent company) which only affected disclosures in the April 30, 1996 financial statements but would have significantly affected the financial statements at April 30, 1997.

Securities and Exchange Commission
Page 2
May 7, 1998

1.   Form 8-K April 9, 1998 (continued):

     B. The 2nd paragraph of item 4 indicates that this firm noticed resignation and withdrawal from its engagements for both years ended April 30, 1996 and April 30, 1997.

          As indicated above, the resignation was dated February 27, 1998 and the re-confirmation of the re-engagement was dated April 9, 1998. The confirmation of the re-engagement also referred to data required in connection with the finalization of the April 30, 1996 financial statements (received) and a commitment from Jetborne with confirmation of the re-engagement, and a guarantee, from the parent corporation, of the payment of the indebtedness, for the payment of agreed-to unpaid fees. As of this date, the commitment has not been met even though the Independent Auditor's Report at April 30, 1996 was issued and full responses to the inquiries of the successor was provided at a meeting held on April 9, 1998 with requested portions of our files submitted to the successor on April 16, 1998.

2.   Form 8-K April 13, 1998:

          The 4th paragraph states "There was no disagreement or any reportable event in connection with the Registrant's change of accountants for the fiscal year ended April 30, 1997 or for the newly determined "stub" period ended December 31, 1997".

          We disagree with the aforementioned statement as there were disagreements primarily revolving around a scope limitation, imposed by the Company, on auditing procedures that were established by this firm in connection with an inventory purchase from a subsidiary of Rada Electronics Industries Limited (the Company's present parent company) which only affected disclosures in the April 30, 1996 financial statements but would have significantly affected the financial statements at April 30, 1997.

     Very truly yours,

     NORMAN A. ELIOT & CO.


     /s/Norman A. Eliot
     Norman A. Eliot, CPA

NAE/pr